Other Exhibit A

                              POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Elizabeth A. Keeley, Marie
E. Connolly, Richard W. Ingram, Mark A. Karpe, Michael S. Petrucelli and John
E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Joseph S. DiMartino                  April 16, 1997
Joseph S. DiMartino

/s/ David P. Feldman                    April 16, 1997
David P. Feldman

/s/John M. Fraser, Jr.                  April 16, 1997
John M. Fraser, Jr.

/s/ Robert R. Glauber                   April 16, 1997
Robert R. Glauber

/s/James F. Henry                       April 16, 1997
James F. Henry

/s/RosalindGersten Jacobs               April 16, 1997
Rosalind Gersten Jacobs

/s/Irving Kristol                       April 16, 1997
Irving Kristol

/s/Paul A. Marks                        April 16, 1997
Paul A. Marks

/s/Martin Peretz                        April 16, 1997
Martin Peretz

/s/Bert W. Wasserman                    April 16, 1997
Bert Wasserman



                                 APPENDIX A



Dreyfus A Bonds Plus, Inc,.
Dreyfus Balanced Fund, Inc.
Dreyfus Global Bond Fund, Inc.
Dreyfus Growth and Income Fund, Inc.
Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Insitutional Money Market Fund
Dreyfus International Funds, Inc.
Dreyfus Money Market Instruments, Inc.
Dreyfus Premier Equity Funds, Inc,
Dreyfus Variable Investment Fund